November 30, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Diamond Shamrock, Inc. has included our report dated November 14, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statement on Form S-8 to be filed on or about November 30, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ PRICE WATERHOUSE LLP

    Price Waterhouse LLP


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